Exhibit 3.1

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20110043335-92
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/20/2011 10:09 AM
	Entity Number E0031632011-9

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: LAMBENT SOLUTIONS CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) IRINA DONDIKOVA-SEE ATTACHED
Name

Street Address	City	State	Zip Code
2360 CORPORATE CIRCLE STE	HENDERSON	NV	89074-7722

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: INCORP SERVI-SEE ATTACHED

X INCORP SERVICES, INC.
Incorporator Signature

Address	City	State	Zip Code
2360 CORPORATE CIRCLE STE	HENDERSON	NV	89074-7722

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 1/20/2011

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that LAMBENT SOLUTIONS CORP., did on January 20, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 20, 2011. ROSS MILLER Secretary of State

Certified By: Electronic Filing

Certificate Number: C20110120-1227

You may verify this certificate

online at http://www.nvsos.gov/